Exhibit 4.21

                      AMENDMENT NO. 4

                            TO

     REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT


THIS AMENDMENT NO. 4 ("Amendment") is entered into as of September 12, 1996, among NEWPORT STEEL CORPORATION, a corporation organized under the laws of the State of Kentucky ("Newport"), KOPPEL STEEL CORPORATION, a corporation organized under the laws of the State of Pennsylvania ("Koppel"), and IMPERIAL ADHESIVES, INC., a corporation organized under the laws of the State of Ohio ("Imperial") (each of Newport, Koppel and Imperial a "Borrower" and, jointly and severally, the "Borrowers"), NS GROUP, INC., a corporation organized under the laws of the State of Kentucky ("Holdings"), ERLANGER TUBULAR CORPORATION, a corporation organized under the laws of the state of Oklahoma ("Erlanger"), NORTHERN KENTUCKY AIR, INC., a corporation organized under the laws of Kentucky ("Air"), NORTHERN KENTUCKY MANAGEMENT, INC., a corporation organized under the laws of the State of Kentucky ("Management") (each of Holdings, Erlanger, Air and Management, a "Guarantor" and, jointly and severally, the "Guarantors"), the undersigned financial institutions and any financial institution that hereafter becomes a lender under the Loan Agreement (as hereinafter defined) (collectively, the "Lenders" and individually a "Lender"), THE BANK OF NEW YORK COMMERCIAL CORPORATION ("BNYCC"), a corporation organized under the laws of the State of New York, PNC BANK, OHIO, NATIONAL ASSOCIATION ("PNC"), BNYCC and PNC as co-agents for Lenders (BNYCC and PNC in such capacity, the "Co-Agents") and BNYCC as administrative and collateral monitoring agent for the Lenders (BNYCC, in such capacity, the "ACM Agent").

                           BACKGROUND

     Borrowers, Guarantors and Lenders are parties to a Revolving Credit, Guaranty and Security Agreement dated as of July 28, 1995 (as the same has been amended by Amendment
No. 1 thereto, Amendment No. 2 thereto and Amendment No. 3 thereto, and as the same may further be amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide
Borrowers with certain financial accommodations.

     Borrowers have requested that Lenders amend certain of the financial covenants in the Loan Agreement and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:



     1.   Definitions.   All capitalized terms not otherwise
defined herein shall have the meanings given to them in the Loan Agreement.

     2.   Amendment to Loan Agreement.   Subject to
satisfaction of the conditions precedent set forth in
Section 4 below, the Loan Agreement is hereby amended as follows:

     2.1. Section 6.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

          "Net Worth.   Cause to be maintained at the end of
each fiscal quarter of Holdings, a Net Worth in an amount not less than $57,000,000."

     2.2 Section 6.7 of the Loan Agreement is hereby amended in its entirety to provide as follows:

     "6.7 Interest Coverage.   Cause to be maintained on or
about the end of each fiscal quarter of Holdings an Interest Coverage Ratio equal to or greater than (a) 1.25 to 1.0 on the last day of (i) the fiscal quarter ended on or about 12/31/95 computed for the fiscal quarters ended on or about 12/31/95, 6/30/95, 3/31/95 and 12/31/94, (ii) the fiscal quarter ended on or about 3/31/96 computed for the fiscal quarters ended on or about 3/31/96, 12/31/95, 6/30/95 and 3/31/95, (iii) the fiscal quarter ended on or about 6/30/96 computed for the fiscal quarters ended 6/30/96, 3/31/96, 12/31/95 and 6/30/95, (iv) the fiscal quarter ended on or about 9/30/96 computed for the fiscal quarters ended on or about 9/30/96, 6/30/96, 3/31/96 and 12/31/95, and (v) each fiscal quarter ended on or about 9/30/96, 12/31/96, 3/31/97 and 6/30/97 for the last four fiscal quarters then ended, and (b) 1.5 to 1.0 on or about the last day of each fiscal quarter thereafter for the last four fiscal quarters then ended."

     3.   Amendment Fee.   Borrowers shall pay to ACM Agent
for the ratable benefit of Lenders, a $10,000 amendment fee
("Amendment Fee") upon the execution of this Amendment.

     4. Conditions of Effectiveness. This Amendment shall become effective as of September 12, 1996, when and only when ACM Agent shall have received (i) six (6) copies of this Amendment executed by Borrowers and Guarantors, (ii) the Amendment Fee and (iii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by ACM Agent or its counsel, each of which shall be in form and substance satisfactory to ACM Agent and its counsel.

     5.   Representations and Warranties.   Borrowers and
Guarantors hereby represent and warrant as follows:

          (a)   This Amendment and the Loan Agreement,
amended hereby, constitute legal, valid and binding obligations of Borrowers and Guarantors and are enforceable against Borrowers and Guarantors in accordance with their respective terms.

          (b) Upon the effectiveness of this Amendment, Borrowers and Guarantors hereby reaffirm all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

          (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

          (d) Neither any Borrower or any Guarantor has any defense, counterclaim or offset with respect to the Loan
Agreement.

     6.   Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement,"
"hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of ACM Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     7.   Governing Law.   This Amendment shall be binding
upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     8.   Headings.   Section headings in this Amendment are
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9.   Counterparts.   This Amendment may be executed by
the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                         NEWPORT STEEL CORPORATION
                         KOPPEL STEEL CORPORATION
                         IMPERIAL ADHESIVES, INC.
                          NS GROUP, INC.
                         ERLANGER TUBULAR CORPORATION
                         NORTHERN KENTUCKY AIR, INC.
                         NORTHERN KENTUCKY MANAGEMENT, INC.

                         By:  /s/ John R. Parker
                        John R. Parker
                        Title: Treasurer of each of the
                        foregoing Corporations

                         THE BANK OF NEW YORK COMMERCIAL
                         CORPORATION, as Lender, as Co-Agent
                         and as ACM Agent


                         By:  /s/ Daniel J. Murray
                         Daniel J. Murray
                        Title: Vice President


                      PNC BANK, OHIO, NATIONAL ASSOCIATION,
                      as Lender and as Co-Agent


                      By:  /s/ Matthew D. Tevis
                       Matthew D. Tevis
                      Title: Vice President